                                                            File No. 333________

    As filed with the Securities and Exchange Commission on August 1, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                  04-2762050
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

               526 BOSTON POST ROAD, WAYLAND, MASSACHUSETTS 01778
                    (Address of Principal Executive Offices)

                           NATIONAL DENTEX CORPORATION
                                 2001 STOCK PLAN
                            (Full title of the Plan)

                             RICHARD F. BECKER, JR.
              Vice President - Finance and Chief Financial Officer
                           National Dentex Corporation
                              526 Boston Post Road
                          Wayland, Massachusetts 01778
                    (Name and address of agent for services)
                                 (508) 358-4422
                     (Telephone number, including area code,
                              of agent for service)
                                    copy to:

                           MICHAEL L. ANDRESINO, ESQ.
                      Posternak, Blankstein & Lund, L.L.P.
                             100 Charles River Plaza
                              Boston, MA 02114-2723
                                 (617) 973-6100

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                         Calculation of Registration Fee

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                                               Proposed           Proposed
                                               Maximum            Maximum
Title of                                       Offering           Aggregate           Amount of
Securities to            Amount to be          Price              Offering            Registration
Be Registered            Registered(1)         Per Share(2)       Price(2)            Fee
-------------            ---------------       --------------     ----------          -----------
Common Stock
$0.01 par value          300,000 shares          $22.79           $6,837,000           $1,709.25

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(1) Plus such additional number of shares as may be required pursuant to the 2001 Stock Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Company's common stock on July 26, 2001, utilizing the average of the high and low sale prices reported on the NASDAQ National Market System for that date.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         National Dentex Corporation (the "Company") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and

         c) The description of the Company's Common Stock, $0.01 par value, contained in the Company's registration statement on Form 8-A (File No. 000-23092) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13 (a) and 13 (c),
Section 14 and Section 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares to be offered hereby will be passed upon for the Company by Posternak, Blankstein & Lund, L.L.P., Boston, Massachusetts.

         The consolidated financial statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing in giving said reports.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of the Massachusetts Business Corporation Law provides that a corporation may indemnify its directors, officers, employees or other agents.
Section 13 (b) (1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Six of the Company's Articles of Organization, as amended, eliminates the personal liability of each member of the Company's Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the liability of a director is not eliminated (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provision thereto, or (iv) for any transaction from which such director derived an improper personal benefit. This provision is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of duty of care by a director. The Company believes that this provision will assist it in maintaining and securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

         The Company's By-Laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by Massachusetts law, which generally requires that the individual act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests.

         The Company has an insurance policy that insures the Company's directors and officers against certain liabilities which may be incurred in connection with the performance of their duties.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.   EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

EXHIBIT

  4.1     2001 Stock Plan.

  5.1 Opinion of Posternak, Blankstein & Lund, L.L.P. as to the legality of the securities being registered.

 23.1     Consent of Arthur Andersen LLP.

 23.2     Consent of Counsel, contained in its opinion filed as Exhibit 5.1.

 24.1     Power of Attorney, included on the signature pages hereto.

Item 9.   UNDERTAKINGS.

          a)       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a) (l) (i) and (a) (1)
                  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnish to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayland, Commonwealth of Massachusetts, on this 30th day of July, 2001.

                                         NATIONAL DENTEX CORPORATION


                                         By: /s/ David L. Brown
                                            ------------------------------------
                                            David L. Brown, President and Chief
                                            Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints David L. Brown, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.



                                         By: /s/ David V. Harkins
                                             -----------------------------------
                                             David V. Harkins, Chairman of the
                                             Board and Director
                                             July 30, 2001


                                        By: /s/ Jack R. Crosby
                                            ------------------------------------
                                            Jack R. Crosby, Director
                                            July 30, 2001


                                        By: /s/ Daniel A. Grady
                                            ------------------------------------
                                            Daniel A. Grady, Director
                                            July 30, 2001

                                        By: /s/ William H. McClurg
                                            ------------------------------------
                                            William H. McClurg, Director
                                            July 30, 2001



                                        By: /s/ Norman F. Strate
                                            ------------------------------------
                                            Norman F. Strate, Director
                                            July 30, 2001


                                        By: /s/ David L. Brown
                                            ------------------------------------
                                            David L. Brown, President,
                                            Chief Executive Officer, and
                                            Director (Principal Executive
                                            Officer)
                                            July 30, 2001


                                        By: /s/ Richard F. Becker, Jr.
                                            ------------------------------------
                                            Richard F. Becker, Jr., Vice
                                            President, Finance, and Chief
                                            Financial Officer (Principal
                                            Financial and Accounting Officer)
                                            July 30, 2001